EXHIBIT 10.7

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “****”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

RESEARCH & DEVELOPMENT SERVICES AGREEMENT

RENAISSANCE Lakewood, LLC

And

Opiant Pharmaceuticals, INC.

Table of Contents

RESEARCH & DEVELOPMENT SERVICES AGREEMENT
1 – Services		1
1.1	Project Proposal (PP)	1
1.2	Follow-On Protocol(s)	2
1.3	Good Faith Effort	2
2 – Costs		2
2.1	Development Costs	2
2.2	Raw Material Cost	3
3 – Invoicing & Payment		3
4 – Raw Materials and Components		4
5 – Obsolete Inventory		4
6 – Compliance		5
6.1	COMPANY’s Responsibility	5
6.2	RENAISSANCE’s Responsibility	5
6.3	Compliance Audit	5
7 – Confidentiality		6
8 – Collaborative Efforts		6
9 – Disclaimer		8
10 – Force Majeure		8
11 – Indemnification		9
11.1	Indemnification by RENAISSANCE	9
11.2	Insurance by RENAISSANCE	9
11.3	Indemnification by COMPANY	9
11.4	Insurance by COMPANY	10
11.5	Stacking of Insurance	10
12. – Breach & Cure		10
13 – Assignment		11
14 – Notice		11
15 – Independent Contractor		12
16 – Governing Law and Dispute Resolution		12
16.1	Governing Law	12

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “****”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

16.2	Dispute Resolution	12
16.3	Waiver of Trial by Jury	13
17 – Export/Import Laws and Regulations		13
18 – Miscellaneous		14
18.1	Survivability	14
18.2	Counterparts	14
18.3	Affiliates and Third Party Designees	14
18.4	Licenses and Permits	14
18.5	Compliance with Anti-Bribery Laws	14
19 – Entire Agreement		14

2

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “****”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

This Research & Development Services Agreement (the "Agreement") is made as of this 13 th day of July, 2017 by and between Opiant Pharmaceuticals, INC. a corporation organized under the laws of the State of Nevada with an address at 401 Wilshire Blvd., 12th Floor, Santa Monica, California, 90401 (hereinafter referred to as "COMPANY") and Renaissance Lakewood, LLC, with its principal place of business at 1200 Paco Way, Lakewood, New Jersey, 08701 (hereinafter referred to as "RENAISSANCE").

RECITALS

WHEREAS, RENAISSANCE provides certain contract research and development, manufacturing, and packaging services; and

WHEREAS, COMPANY desires RENAISSANCE to provide certain research and development, manufacturing, and packaging services, as more specifically set forth in the related Project Proposal (“PP”) which may be attached hereto and, which is hereby made an integral part of the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter expressed, the parties agree as follows:

1 – Services

1.1       Project Proposal (“PP”)

COMPANY has requested and RENAISSANCE has agreed to provide certain research and development services in connection with the development of a formulation of COMPANY’s Naltrexone Nasal product for the treatment of alcohol use disorder (hereinafter “Product” or “the Product”) as more fully defined in Schedule A. COMPANY acknowledges that the PP is an estimate only and that actual costs may increase or decrease if material events occur that materially change the scope of the project. Such changes shall be agreed to in a follow-on Protocol(s) and RENAISSANCE shall not incur any additional expenses without COMPANY’s prior written consent. Nothing in a PP shall supersede the terms set forth in this Agreement. To the extent that RENAISSANCE agrees to perform any services hereunder for COMPANY, RENAISSANCE shall only be obligated to use reasonable good faith efforts to accomplish the desired results as outlined in a mutually agreed upon PP and all work shall be conducted in accordance with the US Food and Drug Administration (“FDA”) Laws and Regulations. Nothing herein shall obligate RENAISSANCE to achieve any specific results and RENAISSANCE makes no warranties or representations that it will be able to achieve the desired results. For purposes of this Agreement, “Laws and Regulations” is defined as follows:

1

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “****”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

“All laws, ordinances, rules and regulations: (a) applicable to the manufacture, distribution and/or sale of the Product(s); or (b) governing RENAISSANCE and COMPANY; as the context requires under this Agreement, including, without limitation, (i) all applicable federal, state and local laws and regulations; (ii) the U.S. Federal Food, Drug and Cosmetic Act; (iii) the cGMPs; and (iv) any other requirements by any other regulatory authority, government or governmental agency.”

1.2       Follow-On Protocol(s)

RENAISSANCE shall prepare follow-on protocol(s) (the “Protocol”) based upon the PP, which may be updated from time to time (including the objectives, costs and timelines therein). Such Protocol shall be agreed and signed by both parties, and shall: (i) specifically detail the activities required to provide the development services; and (ii) describe billing milestones, which, typically, shall include a percentage of work that will be due and payable upon signing of the Protocol as well as after commencement or completion of certain activities in addition to completion of services rendered under the Protocol.

1.3       Good Faith Effort

To the extent that RENAISSANCE agrees to perform any services hereunder for COMPANY (whether summarized in the PP or detailed in the Protocol), RENAISSANCE shall only be obligated to act in good faith and to use reasonable efforts to accomplish the desired results. Nothing herein shall obligate RENAISSANCE to achieve any specific results and RENAISSANCE makes no warranties or representations that it will be able to achieve the desired results.

2 – Costs

2.1       Development Costs

Each Protocol shall be dated, numbered, and include, but not be limited to, the details, costs, charges and deliverables for the services to be performed for development, testing, scale up, stability and validation as well as all reasonably foreseeable associated events, tasks and expenses. If the Protocol is acceptable to COMPANY and COMPANY so notifies RENAISSANCE by signing the Protocol, RENAISSANCE may begin work as outlined therein. It is understood between both parties that, during any development project, unforeseen events may occur, including, but not limited to, termination of any further activity due to unacceptable results, significant reevaluation due to marginal results, changes in the scope or timing of any activity, etc. RENAISSANCE will promptly notify COMPANY of any such unforeseen events occurring during the performance of the Protocol before proceeding at which time either COMPANY or RENAISSANCE may terminate the project or mutually agree to amend or completely revise the Protocol. Both parties agree that changes, including any changes in costs, will be completely described in a written Protocol revision (or a new Protocol if necessary), and that the approval of each revision is required by both parties before proceeding. In the case where the project is terminated, COMPANY will be obligated to pay for all of the work performed by RENAISSANCE up to that point.

2

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “****”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

2.2       Raw Material Cost

Raw material and packaging components utilized by RENAISSANCE will be estimated in the PP, detailed in the Protocol and billed to COMPANY at RENAISSANCE's Standard Cost (“Standard Cost” is the actual cost to RENAISSANCE of materials plus incoming freight plus a mark-up of **** (****%) percent for administration and carrying costs). Raw material costs under this Agreement shall be adjusted based upon the actual increase or decrease in such costs and without regard to changes in the “Producer Price Index for the Pharmaceutical Sector” issues by the Bureau of Labor Statistics; US Department of Labor (“PPI”).

3 – Invoicing & Payment

The foregoing development costs shall be paid to RENAISSANCE in accordance with RENAISSANCE’s invoicing procedures and the billing milestones set forth in a Protocol for the executed work. Such invoicing procedures shall be based on terms established after RENAISSANCE has completed a standard credit check on COMPANY. Typical invoice terms are “Net 30 Days” however, RENAISSANCE reserves the right to adjust the terms as it sees fit depending on the information obtained.

Payment for all services shall be made in US Dollars (USD).

Payments shall be made by certified check, via wire transfer or through other instrument accepted by RENAISSANCE. Fund transfers by wire should be made of the following:

Account Name:	****
Account Number:	****
Bank Name:	****
ABA Routing Number:	****
SWIFT code (US$):	****
Bank Location:	Chicago, IL USA
Contact:	****

3

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “****”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Without prejudice to any other remedies, including the rights to claim for further damages, any amounts not paid by COMPANY in accordance with the terms above shall be subject to a late fee of one and one-half percent (1.5%) of the total invoice which shall be added each month for late payments more than thirty (30) days late. RENAISSANCE, at its sole discretion, has the right to discontinue COMPANY’s credit on future orders and to put a hold on any production or shipment of Product if COMPANY’s account is not current. Such hold on production or shipment shall not constitute a breach of this R&D Agreement by RENAISSANCE. RENAISSANCE reserves the right to adjust the terms as it sees fit depending on the breach of payment terms.

4 – Raw Materials and Components

RENAISSANCE shall utilize selected components for the Product, subject to their availability. All raw materials delivered to RENAISSANCE and invoiced to COMPANY in accordance with Paragraph 3 of this Agreement are the sole and exclusive property of COMPANY provided that the risk of loss, once received, shall remain with RENAISSANCE. RENAISSANCE agrees to handle and store COMPANY's materials in accordance with applicable Laws and Regulations and at conditions prescribed by the manufacturer in order to maintain their quality and suitability for use.

5 – Obsolete Inventory

Any COMPANY-specific inventory including, but not limited to, raw materials, expired materials, waste by-products, testing supplies, stability samples, work-in-process, and finished goods rendered obsolete or expired at the conclusion, revision or termination of the development project shall be, at the discretion of the Company either (a) shipped to COMPANY, freight collect, for destruction by the COMPANY or (b) destroyed by RENAISSANCE. COMPANY shall bear **** percent (****%) of all destruction costs related to said obsolete inventory. The destruction shall be in accordance with all applicable Laws and Regulations and COMPANY shall indemnify RENAISSANCE for any liability, costs or expenses, including attorney's fees and court costs, relating to COMPANY's failure to dispose of such inventory in accordance with such Laws and Regulations. RENAISSANCE shall provide written notification to COMPANY of its intent to dispose and or store obsolete inventory. If RENAISSANCE does not receive disposition instructions from COMPANY within thirty (30) days from date of notification, obsolete inventory remaining at RENAISSANCE's facilities shall be subject to a deposit covering the Standard Cost of the obsolete inventory and storage fees and or destruction at RENAISSANCE’s discretion.

4

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “****”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

6 – Compliance

6.1       COMPANY’s Responsibility

COMPANY shall bear sole responsibility for the validity of all test methods and appropriateness of all specifications. In addition, COMPANY shall bear sole responsibility for all regulatory approvals, filings, and registrations and adequacy of all validation, stability, and preservative efficacy studies. Prior to RENAISSANCE’s receipt and testing, and as a condition precedent of any testing or formulation work by RENAISSANCE pursuant to this Agreement, COMPANY shall provide to RENAISSANCE the applicable Safety Data Sheet” (“SDS”) containing written or printed material concerning a hazardous chemical which is prepared in accordance with the regulations promulgated by the Occupational Safety & Health Administration, or any successor entity thereto, for finished products and all components necessary for the manufacture of Products. Any components or Products requiring disposal shall be presumed hazardous unless otherwise provided in the SDS information provided. COMPANY shall also be responsible for any necessary or desired cGMP audits of those component suppliers designated by COMPANY, including audit of the active pharmaceutical ingredient supplier.

6.2       RENAISSANCE’s Responsibility

RENAISSANCE shall maintain all original documents involving the manufacture and control for the Product including its raw materials, drug substance, and package components, including but not limited to inventory records, testing procedures and specifications, master and lot manufacturing instructions, data from testing and inspections, and original records of experimental work performed to establish capability to manufacture and test the Product. RENAISSANCE shall store these original documents in a safe and organized manner so that they may be provided upon request to COMPANY or to the FDA, Drug Enforcement Agency (“DEA”) or other Federal or State agency. In the event that COMPANY elects not to pursue marketing, sale, license, or transfer of the Product, RENAISSANCE shall surrender copies of documents to COMPANY upon receipt of a written request for such. RENAISSANCE shall have the right to engage subcontractors to fulfill its obligations hereunder, provided that any such engagement shall not relieve RENAISSANCE of its obligations under this Agreement.

6.3       Compliance Audit

COMPANY shall have the right, subject to the confidentiality obligations contained in this Agreement, with RENAISSANCE's reasonable prior notification, to biennially conduct a compliance audit of RENAISSANCE's facilities during normal business hours, pertaining to the manufacturing, laboratory, packaging, storage, testing, shipping or receiving of the Product or its components. COMPANY shall be responsible for its own costs and any third-party costs incurred in connection with the audit or inspection permitted under this Section 6.3. Each party will provide to the other party upon request all information reasonably necessary to enable the requesting party to respond to any request of a governmental or regulatory agency regarding any Product(s) under this Agreement. The aforementioned condition is not limited to the presence of COMPANY representatives at RENAISSANCE for the purpose of transferring technology or monitoring any of the activities in the Protocol.

5

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “****”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Each party agrees that any user fees or the equivalent thereof under Laws and Regulations currently in effect or future enactments thereof associated with any intended regulatory submission or marketing authorization for the Product(s) in the territory shall be the sole responsibility of COMPANY. COMPANY shall comply with the Prescription Drug User Fee Act (Public Law 112-144, Title I) (“PDUFA”) and shall reasonably cooperate with RENAISSANCE and reasonably assist RENAISSANCE in complying with PDUFA.]

7 – Confidentiality

The existence of this Agreement and its terms, and all communications between the parties and their representatives relating to the subject matters of this Agreement shall be considered Confidential Information under the existing Confidentiality Agreement between RENAISSANCE and COMPANY dated August 17, 2016 and which is hereby incorporated in its entirety by this reference, and shall remain in effect until the later of (i) expiration according to its terms, or (ii) two years following expiration or termination of any Manufacturing and Supply Agreement entered into between RENAISSANCE and COMPANY. Except as required by law or regulation, neither party shall issue any press release or other public statement disclosing the existence of or relating to this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. COMPANY acknowledges that as a contract manufacturing organization, RENAISSANCE's business involves the application of its expertise, technology and know-how to numerous pharmaceutical and other products and that RENAISSANCE retains the right (subject to its obligations under the applicable confidentiality provision or agreement) to apply such expertise, technology and know-how to a variety of products or services.

8 – Collaborative Efforts

During the course of this Agreement, RENAISSANCE and COMPANY will collaborate in the development of the COMPANY Product and such collaboration may generate inventions, improvements, discoveries, methods, novel information or other valuable know-how (“Know-How”). In order to permit and encourage a successful collaboration and protect the key business interests of both parties, the parties agree that in the event that COMPANY requests RENAISSANCE to undertake any specific development of the COMPANY Product under this Agreement, that (i) RENAISSANCE will not knowingly utilize any previously patented technology for the purposes of the Agreement without first consulting with COMPANY and agreeing upon terms for the use of such technology; and (ii) ownership issues shall be determined as follows, with the understanding that RENAISSANCE hereby grants COMPANY a non-exclusive, perpetual, paid up, royalty free license to Know-How conceived or reduced to practice by and retained by RENAISSANCE pursuant to this Agreement, to the extent that such Know-How is required and used for the manufacture and/or commercialization of COMPANY Product:

6

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “****”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(a)       Where COMPANY develops an initial formulation for the COMPANY Product and provides that initial formulation to RENAISSANCE, that initial formulation shall be deemed to be the property and proprietary information of COMPANY.

(b)       Where, as a result of the efforts of RENAISSANCE, any subsequent formulation of the COMPANY Product involves the creation of Know-How, such Know-How shall be deemed to be the property and proprietary information of RENAISSANCE and such subsequent formulation shall be deemed to be the property and proprietary information of COMPANY.

(c)       Notwithstanding the foregoing, with respect to any invention or Know-How that relates solely to the Product or the COMPANY’s formulation, but excluding any Know-How that relates to manufacturing or product development generally that could by used by Renaissance with its other products or customers (a “Product-Specific Invention”), COMPANY may seek to obtain a patent (a “Product-Specific Patent”), and such Product Specific Inventions and Product-Specific Patents shall be the exclusive property of COMPANY. RENAISSANCE will execute such documents and do all such things as may be reasonably requested by COMPANY to enable it to transfer ownership or file the Product-Specific Patent application, and RENAISSANCE shall reasonably assist the Company in recording, perfecting and enforcing the Company’s rights in and to such Product-Specific Patent. RENAISSANCE shall not file any patent applications pertaining to any Product-Specific Invention without the prior written consent of the Company, which consent may held at the sole discretion of the Company. RENAISSANCE shall promptly notify the Company of any Know-how developed in connection with this Agreement, and RENAISSANCE hereby grants to COMPANY a non-exclusive, irrevocable right and license to use such Know-How to the extent such Know-how is useful or necessary to develop, make, have made, use, sell or offer for sale the Product or any COMPANY formulation.

7

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “****”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Each PP shall set forth the deliverables to be provided to the COMPANY by RENAISSANCE during and upon completion of the work set forth in such Proposal. Upon COMPANY’s request to perform a technology transfer at project termination or completion, RENAISSANCE shall submit a written proposal in the form of a follow-on Protocol to COMPANY identifying RENAISSANCE's best estimate of the costs, using RENAISSANCE’s standard rate at the time of the request, associated with such technology transfer; provided, however, that such standard rate shall not be increased more than the percentage increase in the Producer Price Index published by the U.S. Department of Labor for Pharmaceutical Preparations published as of 2017 as measured to the time of the request for such follow-on Protocol. This estimate shall include, but not be limited to, labor hours for development, testing, scale up, stability, report writing, etc., as well as all reasonably foreseeable associated tasks and expenses. If this estimate is acceptable to COMPANY and COMPANY so notifies RENAISSANCE by approving the follow-on Protocol in writing, RENAISSANCE shall begin work as outlined in the Protocol in order to effect the technology transfer.

9 – Disclaimer

RENAISSANCE AND COMPANY MAKE NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO PRODUCT, LABELING OR PACKAGING. ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE HEREBY DISCLAIMED. RENAISSANCE AND COMPANY AGREE THAT IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES RESULTING FROM ANY MATERIAL BREACH OF THIS AGREEMENT. EXCEPT FOR CLAIMS OF INDEMNIFICATION ARISING UNDER ARTICLE 11 OR BREACHES OF CONFIDENTIALITY CONTAINED IN ARTICLE 7, THE TOTAL LIABILITY OF EITHER PARTY TO THE OTHER PARTY SHALL NOT EXCEED THE LESSER OF **** ($****) DOLLARS OR THE ****.

10 – Force Majeure

Each of the parties hereto shall be excused from the performance of its obligations hereunder in the event performance of this Agreement is prevented by force majeure and such excuse shall continue as long as the condition constituting such force majeure continues, plus thirty (30) days after the termination of such condition, provided that the party affected shall promptly notify the other of the force majeure condition and shall exert commercially reasonable efforts to eliminate, cure or overcome any such causes; and further provided that such party shall continue to perform to the extent feasible in view of such force majeure event. If such force majeure event shall continue for a period of six (6) months or more, then either party shall have the right to terminate this Agreement upon written notice to the other party. For purposes of this Agreement, force majeure is defined as follows:

8

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “****”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Causes beyond the control of COMPANY or RENAISSANCE, which are not attributable to any legal violation, breach or default by either party, including acts of God, acts, regulations, or laws of any government, civil commotion, strikes, shortages of raw materials, terrorism, unavailability of necessary equipment, substantial damage to or destruction of production facilities or material by fire, earthquake or storm, epidemics and failure of public utilities or common carriers.

11 – Indemnification

11.1       Indemnification by RENAISSANCE

RENAISSANCE agrees to indemnify COMPANY, its employees, officers, directors and representatives for any third party claims, losses or damages, (including reasonable attorney's fees paid or incurred by any of them) arising out of (a) RENAISSANCE's failure to comply with its obligations under the Protocol(s) and this Agreement and (b) RENAISSANCE’s negligence or willful misconduct.

11.2       Insurance by RENAISSANCE

RENAISSANCE shall maintain in full force and effect Products Liability Insurance coverage in the minimum amount of Five Million ($5,000,000) dollars per occurrence with an annual aggregate amount of Five Million ($5,000,000) dollars;  workers compensation insurance in accordance with applicable statutory requirements, and employers liability coverage of One Million ($1,000,000) dollars per accident/disease/injury; general liability insurance, including contractual liability coverage, with limits of One Million ($1,000,000) dollars per occurrence and One Million ($1,000,000) annual aggregate.  Such evidence of insurance shall be provided, upon written request, in the form of a Certificate of Insurance.

11.3       Indemnification by COMPANY

COMPANY agrees to indemnify RENAISSANCE, its employees, officers, directors and representatives for any third party claims, losses or damages, (including reasonable attorney's fees paid or incurred by any of them) arising out of any clinical trials, ownership, testing, use, application, consumption, distribution, marketing or sale of the Product. COMPANY agrees to hold RENAISSANCE harmless from any use of the information or data developed pursuant to this Agreement. COMPANY hereby represents and warrants to RENAISSANCE that, to COMPANY’s knowledge, all COMPANY designated formulas, components and artwork related to the Product do not violate or infringe any patent, copyright or trademark laws, and agrees to indemnify RENAISSANCE, its employees, officers, directors and representatives for any third party claim, loss or damage including reasonable attorney's fees paid or incurred by any of them in connection with any third party claim against RENAISSANCE, its employees, officers, directors and representatives for violation or infringement of any patent copyright or trademark from the use of COMPANY designated formulas, components or artwork related to the Product (irrespective of whether COMPANY has knowledge thereof).

9

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “****”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

11.4    Insurance by COMPANY

While this Agreement is in full force and effect and for a period of five (5) years following termination if written on a claims made basis, COMPANY shall maintain the following coverages: General Liability insurance covering bodily injury and property damage, premises liability and personal/advertising injury; clinical trials and product liability coverage Insurance coverage shall be in the minimum amount of Three ($3,000,000) Dollars per occurrence with an annual aggregate amount of five  Million ($5,000,000) Dollars.  Such evidence of insurance shall be provided, upon written request, in the form of a Certificate of Insurance.

11.5       Stacking of Insurance

Neither COMPANY nor RENAISSANCE intend for their respective insurance policies to stack on top of each other. To that end, both parties agree that if a loss is incurred for which RENAISSANCE has an obligation under Section 11.1 to indemnify COMPANY hereunder, RENAISSANCE’s policies will be triggered and RENAISSANCE will defend COMPANY under the additional insured endorsement. Furthermore, if a loss is incurred for which COMPANY has an obligation under Section 11.3 to indemnify RENAISSANCE hereunder, then COMPANY’s policies will be triggered and COMPANY will defend RENAISSANCE under the additional insured endorsement.

12. – Breach & Cure

If either party defaults or breaches any of the material provisions of this Agreement, the other party may terminate this Agreement upon forty-five (45) days prior written notice to the defaulting party stating the specific fault or breach; provided that if such default or breach is cured within that forty-five (45) day period, the Agreement shall continue in full force and effect. This Agreement, together with any PP or Protocol hereunder may be terminated at any time by COMPANY, with or without cause, upon forty-five (45) days written notice to RENAISSANCE. In the case of such termination for convenience, COMPANY shall be obligated to pay for all materials ordered by RENAISSANCE, as well as for all work-in-process up to the date that the termination takes effect. Upon written notice given to COMPANY, this Agreement may be terminated by RENAISSANCE at any time upon the occurrence of one or more of the following: (i) notice from COMPANY to RENAISSANCE of the possible filing of an insolvency/bankruptcy proceeding or an assignment for the benefit of creditors; (ii) failure by the COMPANY, for a period of 180 consecutive days, to use commercially reasonable efforts to undertake or further any activities intended to progress or advance the possibility of commercialization of any of the Product(s) within the scope of the Agreement.

10

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “****”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

13 – Assignment

This Agreement shall be binding upon and inure to the benefit of the successors or permitted assigns of each of the parties and may not be assigned or transferred by either party without the prior written consent of the other, provided however, that a party may assign this Agreement or any part hereof to one of its affiliates, or in connection with a merger, reorganization, consolidation, change in control, or sale of the assets of the business to which this Agreement relates, without the other parties’ consent. No such assignment shall release the original party hereto from its duties and obligations under this Agreement and any purported assignment, transfer, or attempt to assign or transfer any interest or right hereunder by any party, except in compliance with this Section 13, shall be null, void and of no effect.

14 – Notice

Any notice required hereunder (other than routine business communications) shall be effective upon receipt and may be served by either party on the other by: (i) personal delivery, (ii) post prepaid, national courier, (iii) email transmission (with a written confirmation of any such email communication sent by registered mail), (iv) national postal service via registered or by certified mail to the address noted below:

If to RENAISSANCE:	Renaissance Lakewood, LLC
Attention: John Denman, President & CEO
411 South State St., Suite E-100
Newtown, PA 18940
Email: john.denman@renpharm.com

With a copy to:
Renaissance SSP Holdings, Inc.
370 Chemin Chambly, Suite 300
Longueuil (Québec) J4H 3Z6
Attention: Christine Woolgar, CFO
Email: christine.woolgar@renpharm.com

11

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “****”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

If to COMPANY:	Opiant Pharmaceuticals, INC.
Attention: Roger Crystal, CEO
401 Wilshire Blvd, 12th Floor
Santa Monica
California, 90401
Email: rcrystal@opiant.com

Any notice, if sent properly addressed, postage prepaid, shall be deemed made ten (10) days after the date of mailing as indicated on the registered mail receipt, or five (5) days after the date of entrusting to express courier service or on the date of delivery or transmission (if delivered or sent during ordinary business hours, otherwise on the next business day) if hand-delivered or sent by email transmission.

15 – Independent Contractor

In performing its services hereunder, RENAISSANCE shall act as an independent contractor. The parties agree that no joint venture, partnership, employment, agency or other legal representation relationship exists as a result of the Agreement, and neither party is granted any right or authority hereunder to assume or create on behalf of the other party any obligation, express or implied, or to make any representation, warranties or guarantees, except as are expressly granted or made in this Agreement.

16 – Governing Law and Dispute Resolution

16.1        Governing Law

The validity, interpretation and effect of this Agreement shall be governed by and construed under the laws of the State of Delaware without reference to principles of conflicts of laws and shall not be governed by the 1980 United Nations Convention for the International Sale of Goods.

16.2        Dispute Resolution

Each party hereto irrevocably agrees that any dispute arising out of or related in any way to this Agreement shall be submitted in the first instance to mediation and then, if still unresolved, to litigation pursuant to the provisions of 10 Del. C. §§ 346; 347 [74 Del. Laws, c. 36; §1, §2] in the Court of Chancery of the State of Delaware and subject to the substantive laws of the State of Delaware; excluding any conflicts of law provisions contained therein. If the Delaware Court of Chancery lacks jurisdiction under 10 Del. C. §§ 346 and 347 to resolve the dispute either by mediation or litigation, then such dispute shall be brought in the appropriate court in the State of Delaware, and each of the parties hereto hereby (i) irrevocably submits with regard to any such dispute for itself and in respect to its property, generally and unconditionally, to the exclusive personal jurisdiction of the Delaware courts in the event that any dispute arises out of this Agreement or any transaction contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion of leave from any such court in Delaware, and (iii) agrees that it will not bring any action relating to this Agreement or any transaction contemplated hereby in any court other than the aforesaid courts

12

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “****”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

16.3        Waiver of Trial by Jury

EACH PARTY HERETO WAIVES ITS RIGHT TO TRIAL OF ANY ISSUE BY JURY.

17 – Export/Import Laws and Regulations

This Agreement is subject to any restrictions concerning the import or export of any Product, active pharmaceutical ingredient, chemical or packaging components (or related technical information or data) to or from the United States as well as the Laws and Regulations of any other country involved in the import or export of such Product, active pharmaceutical ingredient, chemical or packaging components (or related technical information or data).  Each party acknowledges that, with respect to the obligations performed by it pursuant to this Agreement as importer of record or exporter of record, it shall be solely and exclusively responsible for the preparation of all import and export documentation and compliance with all import and export laws of the United States as well as the Laws and Regulations of any other country, except to the extent otherwise agreed by the Parties in the applicable PP for the Product or in writing. Both Parties shall cooperate with the other as reasonably necessary, including the provision to the other party of all necessary certifications and other supporting information and documentation, to permit each party to comply with the Laws and Regulations of the United States and any other country relating to the control of import or export of the Product, active pharmaceutical ingredient, chemical or packaging components (or related technical information or data).

13

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “****”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

18 – Miscellaneous

18.1       Survivability

In the event that any term or provision of this Agreement shall violate any applicable statute, ordinance, or rule of law in any jurisdiction in which it is used, or otherwise be unenforceable, such provision shall be ineffective to the extent of such violation without invalidating any other provision hereof.

18.2       Counterparts

This Agreement may be executed in counterparts, including electronic counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same original.

18.3       Affiliates and Third Party Designees

RENAISSANCE shall have a right to have a RENAISSANCE affiliate exercise certain of RENAISSANCE’s rights and/or perform certain of RENAISSANCE’s responsibilities under this Agreement. Except as provided in the preceding sentence, RENAISSANCE shall not designate, assign or subcontract any of its rights and/or obligation to perform certain of RENAISSANCE’s responsibilities under this Agreement to any third party without the prior written consent of COMPANY.

18.4       Licenses and Permits

Each party shall, at its sole cost and expense, maintain in full force and affect all necessary licenses, permits, and other authorizations required by Laws and Regulations in order to carry out its duties and obligations hereunder.

18.5       Compliance with Anti-Bribery Laws

Further to this Section 18.5, a violation by either party of a trade control law and/or an anti-corruption law, including, but not limited to, the U.S. Foreign Corrupt Practices Act, shall be grounds for immediate termination of this Agreement by the offending party.

19 – Entire Agreement

The parties hereto acknowledge that this document sets forth the entire agreement and understanding of the parties and except as set out herein, supersedes all prior written or oral agreements or understandings with respect to the subject matter hereof, and shall supersede any conflicting portions of RENAISSANCE's quotation and acknowledgment forms and COMPANY's purchase order or other written forms. No modification of any of the terms of this Agreement, or any amendments thereto, shall be deemed to be valid unless in writing and signed by the party against whom enforcement is sought. No course of dealing or usage of trade shall be used to modify the terms and conditions herein.

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Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “****”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be executed by their duly authorized officers as of the date first above written.

	Opiant Pharmaceuticals, INC.		Renaissance Lakewood, LLC
	/s/ Roger Crystal		/s/ John Denman

By:	Roger Crystal	By:	John Denman

Title:	CEO	Title:	President & CEO

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Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “****”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Schedule A – Product Description

Insert Product description including strength, packaging requirements and storage condition.

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